Exhibit 5.1 Opinion of Shumaker, Loop & Kendrick, LLP

May 12, 2011

The Board of Directors
Hills Bancorporation
131 Main Street
Hills, Iowa  52235

RE:  Issuance of Shares of Common Stock

Ladies and Gentlemen:

This letter is written in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering shares (the “Shares”) of common stock, no par value (the “Common Stock”), of Hills Bancorporation (the “Company”) in an aggregate offering amount not to exceed $30,000,000.  The Shares will be offered and sold by the Company from time to time as set forth in Registration Statement and the prospectus included therein (the "Prospectus"), and in any amendments or supplements thereto.

For purposes of rendering the opinion expressed below, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates of public officials and officers of the Company, and other documents and instruments as we have deemed appropriate.

In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.  In rendering our opinion below, we have assumed, without investigation, that any certificate or other document on which we have relied that was given or dated earlier than the date of this letter continued to remain accurate insofar as relevant to such opinion, from such earlier date through and including the date of this letter.  In addition, we have assumed, without investigation, the accuracy of the representations and statements as to factual matters made in the Registration Statement and in the Prospectus, and the accuracy of representations and statements as to factual matters made by the officers and employees of the Company and public officials.

The opinion expressed below is subject, without investigation, to the following assumptions:

A.           The Registration Statement, as finally amended, will become and remain effective throughout all periods relevant to the opinion expressed below.

B.           The Prospectus, as amended and supplemented, will fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion expressed below.

C.           The resolutions of the Board of Directors authorizing the offer, sale and issuance of the Shares (the “Authorizing Resolutions”), will not be revoked or rescinded, and no amendment, modification, or other alteration of the Authorizing Resolutions will cause such resolutions, as amended, to deviate materially in substance from the provisions of the Authorizing Resolutions as in effect on the date hereof.  The Board of Directors will, through additional resolutions, establish the number of Sharies to be offered and the price to be paid therefor, consistent with the provisions of the Company's Restated Articles of Incorporation and the terms of the Registration Statement and Prospectus, as amended and supplemented.

D.           All offers, sales and issuances of the Shares will be made in a manner (i) which complies with the terms, provisions and conditions described in the Prospectus and any amendments or supplements to the Prospectus, and (ii) which is within the scope of the Authorizing Resolutions.

E.           All offers, sales and issuances of the Shares will comply with the applicable securities laws of the states having jurisdiction.

F.           At all times relevant to the opinion set forth below the Company has been and will remain in good standing in the State of Iowa and in each foreign jurisdiction where qualification is required and the Restated Articles of Amendment in the form included in the Registration Statement will not be futher modified or amended.

G.           No subsequent amendment, modification or other alternation of the Prospectus or the Registration Statement will cause the terms, provisions and conditions relating to the offer, sale and issuance of the Shares pursuant thereto to deviate materially in substance from said terms, provisions and conditions as described therein on the date hereof.

H.    The total number of shares of Common Stock of the Company to be offered and sold pursuant to the Registration Statement and Prospectus shall not exceed the total number of Shares that the Company is then authorized to issue.

The opinion expressed below is subject to the following qualifications:

(a)           The opinion expressed below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

(b)           We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

(c)           The opinion expressed below is limited to the effect of the Iowa Business Corporation Act; accordingly, no opinion is expressed with respect to the laws of any other jurisdiction, or the effect thereof, on the offer, sale or issuance of the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.  This opinion letter is rendered solely for your benefit in connection with the Registration Statement.  Except as provided in this opinion letter, without our prior written consent, this opinion letter may not be:  (i) relied upon by any other person or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other person.

Sincerely,

/s/ Shumaker, Loop & Kendrick, LLP

Shumaker, Loop & Kendrick, LLP